[LOGO]   FinPro
                                                         Building value together



June 9, 2004



Boards of Directors
Roebling Financial Corp., MHC
Roebling Financial Corp, Inc.
Roebling Bank
Route 130 and Delaware Avenue
Roebling, NJ 08554


Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc. ("FinPro"), in the Application for Conversion of Roebling Financial Corp, MHC, and any amendments thereto, and in the Registration Statement on Form SB-2, and any amendments thereto, filed by Roebling Financial Corp, Inc. and references to the Conversion Valuation Appraisal Report ("Report") and the valuation of Roebling Financial Corp., MHC provided by FinPro, and our opinion regarding subscription rights filed as an exhibit to the applications referred to above. We also consent to the use of our firm's name and the inclusion of, summary of and references to our Report in the Form SB-2 Registration Statement filed by Roebling Financial Corp, Inc. and any amendments thereto, and the Application for Conversion filed by Roebling Financial Corp., MHC under the caption "Experts", and any amendments thereto. We hereby consent to being named as an expert in the prospectus filed with the Application for Conversion and the Form SB-2 Registration Statement.



                                        Very Truly Yours,



                                        /s/FinPro, Inc.

                                        FinPro, Inc.


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20 Church Street o P.O. Box 323 o Liberty Corner, NJ 07938-0323 o Tel: 908.604.9336 o Fax: 908.604.5951
                     finpro@finpronj.com o www.finpronj.com

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